UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2019

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OMEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 6, 2019, Odyssey Marine Exploration, Inc. (“Odyssey”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with 37North Capital SPV 11, LLC (the “Investor”) pursuant to which the Investor agreed to lend, in one or more transactions (each, “a Loan”), up to an aggregate of $2.0 million to Odyssey, subject to the terms and conditions of the Purchase Agreement. On December 10, 2019, the Investor made a loan to Odyssey in the amount of $539,000 pursuant to the Purchase Agreement. Each Loan made under the Purchase Agreement will be evidenced by a separate convertible promissory note (each, a “Note”). Unless otherwise converted as described below, the entire outstanding amount of all Loans will be due and payable on June 6, 2019 (the “Maturity Date”). The issuance and sale of any additional Notes is subject to the mutual agreement of Odyssey and the Investor and may occur in one or more subsequent closings to occur on or before January 5, 2019.

At any time and from time to time until the three-month anniversary of the Maturity Date, all or any portion of the outstanding amount of each Note may, at the Investor’s election, be converted into shares of Odyssey’s common stock, par value $0.0001 per share (“Conversion Shares”). The number of Conversion Shares to be issued upon any conversion shall be equal to the quotient obtained by dividing the Applicable Conversion Amount (as defined below) by the Applicable Conversion Rate (as defined below). As defined in the Purchase Agreement, the “Applicable Conversion Amount” means, on the date of determination and with respect to each Note, (a) for the period beginning on the date of issuance and ending on the day immediately preceding the Maturity Date, an amount equal to 100.0% of the amount of the Loan evidenced by such Note then outstanding; (b) on the Maturity Date, 136.0% of the amount of the Loan evidenced by such Note then outstanding (such amount, the “Enhanced Conversion Amount”); (c) for the period beginning on the day immediately following the Maturity Date and for a period of three months thereafter (such three-month period, the “Accrual Period”), an amount equal to (i) the Enhanced Conversion Amount then outstanding plus (ii) an additional amount equal to 3.0% per month (prorated for any period of less than a full month) accrued on the amount described in clause (i); and (d) on any date after the Accrual Period, the amount then outstanding after giving effect to the accrual described in clause (c) during the Accrual Period (it being understood that no additional amount shall accrue after the expiration of the Accrual Period); and “Applicable Conversion Rate” means (x) with respect to any conversion on or prior to the Maturity Date, $5.00, and (y) with respect to any conversion after the Maturity Date, the lower of (i) $5.00 and (ii) 80.0% of the ten-day volume-weighted average price of Odyssey’s common stock. Notwithstanding anything in the Purchase Agreement to the contrary, Odyssey is prohibited from issuing any Conversion Shares, to the extent such shares, after giving effect to such issuance after conversion and when added to the number of Conversion Shares previously issued upon conversion of any of the Notes sold pursuant to the Purchase Agreement, would represent in excess of 19.9% of (A) the number of shares of Odyssey’s common stock outstanding immediately after giving effect to such issuances or (B) the total voting power of Odyssey’s securities outstanding immediately after giving effect to such issuances that are entitled to vote on a matter being voted on by holders of Odyssey’s common stock.

If, at any time prior to the Maturity Date, (a) Odyssey receives cash proceeds (the “Shipwreck Proceeds”) arising out of Odyssey’s salvage agreement relating to cargo recovered from a specified shipwreck, and (ii) the amount of the Shipwreck Proceeds equals at least 155.0% of the then-unpaid amount of all Loans, then Odyssey must repay in full the indebtedness outstanding under all the Notes by delivery of an amount equal to 155.0% of the then-unpaid amount of all Loans. In addition, at any time prior to the Maturity Date, Odyssey may repay all (but not less than all) of the then-unpaid amount of all Loans by delivery of an amount equal to 155.0% of the then-unpaid amount of all Loans; provided, that Odyssey must provide the Investor at least ten days’ notice of its intention to repay the indebtedness.

The Purchase Agreement and the Note issued by Odyssey on December 10, 2019, include representations and warranties and other covenants, conditions, and other provisions customary for comparable transactions.

Item 8.01.	Other Events.

On December 12, 2019, Odyssey issued a press release announcing the matters described in Item 2.03 above and other information. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 8.01 of this report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

99.1	Press Release issued on December 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: December 12, 2019	By:	/s/ Jay A. Nudi
Jay A. Nudi
Chief Financial Officer